UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 5, 2006
LEAP WIRELESS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-29752 (Commission File Number)	33-0811062 (I.R.S. Employer Identification No.)
10307 Pacific Center Court
San Diego, California 92121
(Address of Principal Executive Offices)

(858) 882-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURES

Item 8.01 Other Events.
     Leap Wireless International, Inc. (“Leap,” and together with Leap’s wholly owned subsidiaries, “we” or “us”), participated as a bidder in the Federal Communications Commission’s (the “FCC”) recent auction for “Advanced Wireless Services” (“Auction #66”), both directly through Leap’s wholly owned subsidiary Cricket Licensee (Reauction), Inc. (“Cricket Reauction”) and as an investor in Denali Spectrum License, LLC (“Denali License”), an entity in which Leap owns an indirect 82.5% non-controlling interest. Information in this Current Report relating to population and potential customers, or POPs, is based on 2006 population estimates provided by Claritas Inc.
     At the close of Auction #66, Cricket Reauction was named the winning bidder for 99 wireless licenses with an aggregate purchase price of $710.2 million and covering 121.2 million POPs (adjusted to eliminate duplication among certain overlapping licenses won by it in Auction #66). Also, Denali License was named the winning bidder in Auction #66 for one wireless license with a net purchase price of $274.1 million and covering 59.3 million POPs (which includes markets covering 5.7 million POPs which overlap with certain licenses won by Cricket Reauction in Auction #66).
     The post-Auction grants of these licenses remain subject to FCC approval, and we cannot assure you that the FCC will award these licenses to Cricket Reauction or Denali License. In addition, the use of any licenses that Cricket Reauction or Denali License acquires in Auction #66 may be affected by the requirements to clear the spectrum of existing U.S. government and other private sector wireless operations, some of which are permitted to continue for several years. Assuming the FCC approves the post-Auction grants of these licenses, our spectrum portfolio, together with that of Alaska Native Broadband 1 License, LLC (“ANB 1 License”), an entity in which Leap owns an indirect 75% non-controlling interest, LCW Wireless, LLC (“LCW Wireless”), an entity in which Leap owns an indirect 72% non-controlling interest, and Denali License (all of which entities currently offer or are expected to offer Cricket® service), will consist of approximately 181.7 million licensed POPs (adjusted to eliminate duplication of overlapping licenses among these entities).
     Of the wireless licenses for which Cricket Reauction and Denali License were named the winning bidders in Auction #66, licenses covering approximately 64.3 million POPs constitute additional overlay spectrum where we, ANB 1 License or LCW Wireless already have existing licenses. Of the Auction #66 licenses for which Cricket Reauction and Denali License were named the winning bidders that are located in new markets, we expect that we and Denali License (which we expect will offer Cricket® service) will build out markets covered by these licenses for Cricket® service in multiple construction phases over time. We currently expect that the first phase of construction for Auction #66 licenses that we and Denali License intend to build out will include networks covering approximately 24 million POPs. We currently expect that the aggregate capital expenditures for this first phase of construction will be less than $28.00 per covered POP. We also currently expect that the build-outs for this first phase of construction will commence in 2007 and will be substantially completed by the end of 2009. We generally build-out our Cricket® networks in local population centers of metropolitan communities serving the areas where our customers live, work and play. Some of the Auction #66 licenses for which Cricket Reauction and Denali License were named the winning bidders include large regional areas covering both rural and metropolitan communities. Based on our preliminary analysis of the Auction #66 licenses for which Cricket Reauction and Denali License were named the winning bidders that are located in new markets, we believe that a significant portion of the POPs included within such new licenses may not be well-suited for Cricket® service. Therefore, we may seek to partner with others, sell spectrum or pursue alternative products or services to utilize or benefit from the spectrum not otherwise used for Cricket® service.
     As previously reported, in anticipation of our participation in Auction #66, in August 2006 we obtained an $850 million bridge loan facility which allows us, subject to certain conditions, including the absence of certain material adverse changes, to borrow funds to pay the purchase prices for licenses in Auction #66 and a portion of the related build-out and initial operating costs of such licenses. We intend to borrow an aggregate of $750 million under the bridge loan facility to pay the final balance we owe to the FCC for our Auction #66 licenses, to make investments in Denali License to permit it to pay the final balance it owes to the FCC for its Auction #66 license, and to finance some of the build-out and initial operating costs of Auction #66 licenses. However, we will need to refinance the indebtedness under our bridge loan facility with long-term financing in the future. We believe that the funds provided by the aforementioned financing activity, together with our existing unrestricted cash, cash equivalents and short-term investments, the liquidity under our revolving credit facility, our anticipated cash flows from operations and the proceeds we expect to receive from physical settlement of our forward sale agreements entered into in August 2006, will be sufficient to meet the projected operating and capital requirements for our existing and currently expected business, including: (1) the build-out and launch of the wireless licenses that we acquired prior to Auction #66 and the acquisition, build-out and launch of the wireless licenses that we have agreed to acquire in North and South Carolina, (2) the investments we have agreed to make in ANB 1 License and LCW Wireless, LLC to support the build-out and launch of the licenses each of them acquired prior to Auction #66, (3) the payment of the final balance we owe to the FCC for our Auction #66 licenses and the investments we have agreed to make in Denali License to permit it to pay the final balance it owes to the FCC for its Auction #66 license, and (4) the projected operating and capital requirements for the Auction #66 licenses that we expect to include in our first phase of construction of networks covering approximately 24 million POPs.
     Depending on the timing and scope of our future build-outs of the other Auction #66 licenses which are not included in our first phase of construction, we may need to raise significant additional capital in the future to finance the build-out and initial operating costs associated with those additional licenses. However, other than network design and other build-out planning and preparation activities, we generally do not intend to commence the build-out of any individual license until we have sufficient funds available to us to pay for all of the related build-out and initial operating costs associated with such license.
CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS
     This Current Report on Form 8-K contains “forward-looking statements” as defined by federal securities laws, with respect to our business and our expectations or beliefs concerning future events. Such forward-looking statements include discussions of our business strategies and expectations concerning future operations, liquidity and capital resources. In addition, in certain portions of this Current Report on Form 8-K, the words: “anticipate,” “believe,” “estimate,” “seek,” “expect,” “plan,” “intend,” and similar expressions, as they relate to us and our management, are intended to identify forward-looking statements. Although we believe that such forward-looking statements are reasonable, we cannot assure you that any forward-looking statements will prove to be correct. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and assumptions include, among others:
•	our ability to attract and retain customers in an extremely competitive marketplace;

•	changes in economic conditions that could adversely affect the market for wireless services;

•	the impact of competitors’ initiatives;

•	our ability to successfully implement product offerings and execute market expansion plans;

•	failure of the FCC to approve the transfers to Denali License and to our wholly owned subsidiary Cricket Reauction of the wireless licenses for which they were named winning bidders in Auction #66;

•	our ability to attract, motivate and retain an experienced workforce;

•	our ability to comply with the covenants in our senior secured credit agreement, our bridge loan facility and in any future credit agreement or similar instrument;

•	failure of network or information technology systems to perform according to expectations; and

•	other factors detailed in the section entitled “Risk Factors” included in our Quarterly Report on Form 10-Q for the three months ended June 30, 2006, and in our other filings with the Securities and Exchange Commission.

     All future written and oral forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this Current Report on Form 8-K. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this Current Report on Form 8-K may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Accordingly, you are cautioned not to place undue reliance on the forward-looking statements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.
Date: October 5, 2006	By:	/s/ S. DOUGLAS HUTCHESON
		Name:	S. Douglas Hutcheson
		Title:	President & CEO

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